PUTNAM INVESTMENTS
                                  (Logo)

                       PUTNAM TAX-FREE INCOME TRUST
                      A Massachusetts Business Trust

                       PUTNAM TAX-FREE INSURED FUND
                              Class M Shares

                             Trust Certificate

Account No.              Certificate No.               Shares

                                             CUSIP 746872 60 5

     THIS CERTIFIES THAT

is the owner of                       Class M shares of
beneficial interest in Putnam Tax-Free Insured Fund of Putnam Tax-Free Income Trust, fully paid and nonassessable, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of June 28, 1985, establishing Putnam Tax-Free Income Trust, and all amendments thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust. This certificate is not valid unless countersigned by the Investor Servicing Agent.

     In Witness Whereof the Trustees of Putnam Tax-Free Income
Trust have caused the following facsimile signatures to be affixed to this certificate.

Dated:                             COUNTERSIGNED:

                                   PUTNAM INVESTOR SERVICES
                                   a division of Putnam Fiduciary
                                   Trust Company
                                   INVESTOR SERVICING AGENT

                                   BY


          FOR THE TRUSTEES         AUTHORIZED SIGNATURE